EXHIBIT 99.1






===================================================================

                     Asset Purchase Agreement

                               among

              PG Design Electronics, Inc. ("Seller"),

            Heartland Technology, Inc. ("Shareholder")

             Trilogy Electronics, L.L.C. ("Purchaser")

                                and

              Trilogy Technologies, Inc. ("Trilogy")

                        dated June __, 2001

===================================================================











                                                       Prepared by:
                                           Thomas H. Finnerty, Esq.
                                          William D. Girardot, Esq.
                                     Stark, Reagan & Finnerty, P.C.
                                          Attorneys and Counsellors
                                           1111 West Long Lake Road
                                                          Suite 202
                                               Troy, Michigan 48098
                                                     (248) 641-9955

                         TABLE OF CONTENTS

                                                               Page

1.    Purchased Assets............................................1
      1.1  Equipment..............................................2
      1.2  Inventory..............................................2
      1.3  Trade Secrets..........................................2
      1.4  Agreements.............................................2
      1.5  Records................................................2
      1.6  Deposits...............................................2
      1.7  Licenses...............................................2
      1.8  Going Concern/Intangibles..............................2
      1.9  Receivables............................................3
      1.10 Cash...................................................3

2.    Asset Purchase Only.........................................3

3.    Assumed Liabilities.........................................4

4.    Purchase Price; Terms.......................................5
      4.1  Purchase Price.........................................5
      4.2  Membership Interest Assignment.........................5
      4.3  Earn-Out...............................................5

5.    Delivery Free of Encumbrances...............................9

6.    Conditions Precedent to Purchaser's Obligations.............9
      6.1  Accuracy of Representations and Warranties.............9
      6.2  Performance of Covenants...............................9
      6.3  Permits................................................9
      6.4  No Casualty............................................9
      6.5  Opinion of Counsel.....................................9
      6.6  Instruments of Transfer................................9
      6.7  No Litigation.........................................10
      6.8  Lien Searches.........................................10
      6.9  Consents..............................................10
      6.10 Environmental Investigation...........................10
      6.11 Conditional Tax Clearance.............................10
      6.12 MESC Contribution Liability...........................10
      6.13 Assignment of Lease...................................10
      6.14 Receivables...........................................10
      6.15 Employment Agreements.................................11
      6.16 Non-Competition Agreements............................11
      6.17 Inventory.............................................11
      6.18 Satisfaction with Assumed Liabilities.................11
      6.19 Satisfaction with Schedules...........................11
      6.20 Satisfaction with Exhibits............................11
      6.21 Other Documents.......................................11

7.    Conditions Precedent to Seller's Obligations...............11
      7.1  Accuracy of Representations and Warranties............12
      7.2  Performance of Covenants..............................12
      7.3  Opinion of Counsel....................................12
      7.4  Assumption of Agreements..............................12
      7.5  Adequate Financing of Purchaser.......................12
      7.6  Satisfaction with Exhibits............................12

8.    Closing Date...............................................12

9.    Expenses; Prorations.......................................13

10.   Cooperation and Records Retention..........................13

11.   Representations and Warranties of Seller...................13
      11.1  Organization and Standing............................13
      11.2  Authorization........................................14
      11.3  Receivables..........................................14
      11.4  Existing Agreements and Governmental Approvals.......14
      11.5  No Subsidiaries......................................15
      11.6  No Insolvency........................................15
      11.7  Permits and Licenses.................................15
      11.8  Financial Statements.................................15
      11.9  Conduct of Business..................................15
      11.10 No Adverse Changes...................................17
      11.11 Employees............................................17
      11.12 Employee Benefit Plans...............................17
      11.13 Material Contracts...................................18
      11.14 Title to Purchased Assets............................18
      11.15 Taxes................................................18
      11.16 Litigation...........................................19
      11.17 Product Liability....................................19
      11.18 Compliance with Laws.................................19
      11.19 No Brokers...........................................20
      11.20 Intellectual Property................................20
      11.21 Environmental Matters................................20
      11.22 Insurance............................................21
      11.23 No Sale..............................................21
      11.24 Disclosure...........................................22

12.   Purchaser's Representations and Warranties.................22
      12.1  Standing.............................................22
      12.2  Authorization........................................22
      12.3  No Breach............................................22
      12.4  Financing of Purchaser...............................23

13.   Employees..................................................23

14.   Expenses...................................................23

15.   Risk of Loss...............................................23

16.   Seller's Name..............................................23

17.   Termination; Effect of Termination.........................23
      17.1 Termination...........................................23
      17.2 Effect of Termination.................................24

18.   Indemnification............................................24
      18.1 Indemnification by Seller.............................24
      18.2 Indemnification by Purchaser..........................24
      18.3 Tender of Defense of Damages; Third Party Claims......25
      18.4 Purchaser's Right of Offset...........................26

19.   Survival...................................................26
      19.1 Covenants.............................................26
      19.2 Representations and Warranties........................26

20.   Product Returns and Adjustments............................27

21.   Integration................................................27

22.   Broker.....................................................27

23.   Choice of Law..............................................27

24.   Notices....................................................27

25.   Benefit....................................................29

26.   Arbitration................................................29

27.   Remedies Cumulative........................................29

28.   Assignment.................................................29

29.   Guaranty...................................................29

30.   Counterparts...............................................29

EXHIBIT "A":  Letter Agreement  Regarding  Seller's
              Indebtedness to Shareholder........................31

EXHIBIT "B":  Internal  Revenue  Service  Letter Dated
              October 25, 2000.................................  32

EXHIBIT "C":  Promissory Note....................................33

EXHIBIT "D":  Membership Interest Pledge Agreement...............34

EXHIBIT "E":  Form of Opinion of Seller's Counsel................35

EXHIBIT "F":  Assignment of Lease................................36

EXHIBIT "G":  Cathy Johnson Employment Agreement.................37

EXHIBIT "H":  Noncompetition Agreement...........................38

EXHIBIT "I":  Form of Opinion of Purchaser's Counsel.............39

EXHIBIT "J":  Escrow Agreement...................................40

EXHIBIT "K":  Financial Statements...............................41

SCHEDULE 1.2: Inventory..........................................42

SCHEDULE 1.4(a): Purchase Orders Placed with Seller On or Before the Closing Date, Not Completed Before the Closing Date, Covering the Purchase From Seller of Products to be Supplied by Seller, or the Rendition by Seller of Service on Products Supplied by Seller to
      Existing Customers.........................................43

SCHEDULE  1.4(b):  Purchase  Orders  Placed by Seller Prior to
      the  Closing  Date,  Not  Completed  Before the  Closing
      Date,   Covering   Seller's   Purchase   of   Inventory,
      Supplies,   or  Materials  in  the  Ordinary  Course  of
      Business...................................................44

SCHEDULE 1.4(c):Leases of Personal Property and Other Agreements 45

SCHEDULE 1.9:  Seller's Accounts and Accounts Receivable.........46

SCHEDULE 3:  Seller's Debts or Obligations Assumed by Purchaser..47

SCHEDULE 4.3(d):  Customers......................................48

SCHEDULE 5:  Permitted Encumbrances..............................49

SCHEDULE 6.3:  Permits...........................................50

SCHEDULE  6.4:  Matters  Not   Constituting  a  "Material
                Adverse Effect"..................................51

SCHEDULE 6.7:  Litigation........................................52

SCHEDULE 7.5:  Adequate Financing of Purchaser...................53

SCHEDULE 11.1:  Assumed Names....................................54

SCHEDULE 11.3:  Receivables......................................55

SCHEDULE 11.4(a):  Non-Contravention.............................56

SCHEDULE 11.4(b):  Required Approvals............................57

SCHEDULE 11.9:  Conduct of Business..............................58

SCHEDULE 11.12:  Employee Benefit Plans..........................59

SCHEDULE 11.13:  Material Contracts-Exceptions...................60

SCHEDULE 11.14:  Title to Purchased Assets-Exceptions............61

SCHEDULE 11.15(b):  Taxes........................................62

SCHEDULE 11.16:  Pending Litigation..............................63

SCHEDULE 11.18:  Compliance with Laws............................64

SCHEDULE 11.20:  Intellectual Property...........................65

SCHEDULE 11.21:  Environmental Matters-Exceptions................66

SCHEDULE 11.22:  Insurance Policies..............................67

SCHEDULE 11.29:  Creditors Covered by Trilogy Guaranty...........68

                     Asset Purchase Agreement


      THIS AGREEMENT is made on this ______ day of June, 2001, by and between PG. Design Electronics, Inc. ("Seller"), a Delaware corporation, whose principal place of business is located at 48700 Structural Drive, Chesterfield, Michigan 48051, Heartland Technology, Inc., a Delaware corporation, whose principal place of business is located at 330 North Jefferson Court, Suite 305, Chicago, Illinois 60661 ("Shareholder"), Trilogy Electronics, L.L.C., a Michigan limited liability company ("Purchaser"), whose principal place of business is located at 1731 Harmon Road,
Auburn Hills, Michigan 48326, and Trilogy Technologies, Inc., a Michigan corporation, whose principal place of business is located at 1731 Harmon Road, Auburn Hills, Michigan 48326 ("Trilogy").


                          R E C I T A L S

      A. Seller is a wholly-owned subsidiary of Shareholder. Purchaser desires to purchase all of Seller's Business, including, but not limited to, the following: (i) design, engineering, manufacture, sale and service of "Printed Circuit Board Assemblies" - for purposes of this Agreement, a Printed Circuit Board Assembly is defined as the assembly or attachment of electronic components to printed circuit boards; (ii) "Point of Display Devices" ("POD") products - for purposes of this Agreement, a Point of Display Device is defined as a product comprised of electronic and mechanical components that is designed and produced for the purpose of activating and/or demonstrating printers, including engineering, design and software development with respect to Point of Display Devices;
(iii) "Portal/Kiosk" products - for purposes of this Agreement, Portal/Kiosk products are defined as electromechanical devices that are designed and produced for the purpose of interactive communication of information and/or data ; and (iv) "Box Build" products - for purposes of this Agreement, a system of circuit board(s) and related components (housings, displays, wire harnesses, mechanical parts, etc.) that are assembled into an integrated system that is delivered to customers as a single unit (all of which is hereinafter referred to as "Business").

      B. Seller desires to sell and Purchaser desires to buy the Business, including Seller's assets and to assume certain disclosed related liabilities of Seller as hereinafter described, all on the terms and conditions set forth herein.


                         C O V E N A N T S

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, it is agreed as follows:

      1. Purchased Assets. Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller, on the Closing Date, as hereafter defined, the following assets of Seller ("Purchased Assets"):

           1.1 Equipment. All equipment (as defined in the Uniform Commercial Code of the State of Michigan, Act No. 174 of Michigan Public Acts of 1962, as amended ("UCC")), and to the extent not otherwise constituting equipment as defined above, all other items of tangible personal property, whether or not capitalized on Seller's books ("Equipment").

           1.2 Inventory. All inventory as defined in the UCC and as more specifically identified on the attached Schedule 1.2, which Schedule shall be updated and delivered to Purchaser immediately before Closing (as hereafter defined) based upon a physical inventory to be conducted jointly by Seller and Purchaser ("Inventory").


           1.3 Trade Secrets. All of Seller's right, title, benefit and interest in and to inventions, discoveries, improvements, designs, prototypes, trade secrets, manufacturing and engineering drawings, process sheets, specifications, bills of material, formulae, and secret and confidential processes, know-how, technology, and other industrial property (whether patentable or unpatentable) ("Intellectual Property").

           1.4 Agreements. (a) Any and all purchase orders placed with and accepted by Seller on or before the Closing Date that have not been completely performed or filled before the Closing Date, covering the purchase from Seller of products to be supplied by Seller, or covering the rendition by Seller of service on products supplied by Seller to existing customers and including all deposits, progress payments, and credits disclosed, in writing, by Seller to Purchaser on Schedule 1.4(a); (b) the purchase orders placed by Seller prior to the Closing Date that have not been completely performed before the Closing Date, covering Seller's purchase of inventory, supplies or materials in the ordinary course of business listed in Schedule 1.4(b); and
(c) the leases of personal property and other agreements listed in Schedule 1.4(c) (all of the foregoing in this Section 1.4, "Agreements").

           1.5 Records. All of Seller's records and lists that pertain directly or indirectly, in whole or in part, to any one
(1) or more of the following: Seller's customers, suppliers, advertising, promotional material, sales, services, delivery, internal organization, employees, and/or organization.

           1.6 Deposits. All of Seller's security deposits, prepaid expenses, and similar items reflected in the latest of the Financial Statements of Seller referred to in Section 11.8, in the amount accrued as of the Closing Date.

           1.7 Licenses. All of Seller's transferable local, state and federal franchises, licenses, bonds, permits and similar items pertaining to Seller's Business or the Purchased Assets ("Licenses").

           1.8 Going Concern/Intangibles. The Business conducted by Seller as a going concern, including any and all goodwill, telephone and facsimile numbers, Yellow Page advertisements, and Seller's right to use the name "PG. Design Electronics, Inc.", and any and all related names and derivations.

           1.9 Receivables. All of Seller's accounts and accounts receivable, including all accrued interest receivables and also any security Seller holds for the payment thereof, all as more specifically identified on the attached Schedule 1.9 ( "Receivables").

           1.10 Cash. All of Seller's cash, cash equivalents, and any amounts held on deposit in Seller's savings, checking, money market, investment accounts or other similar accounts.

      2.   Asset Purchase Only.

           2.1 (a) Except to the extent set forth in Section 3 below, this Agreement constitutes an asset purchase only. Purchaser is not assuming or agreeing to pay any of Seller's debts or obligations except to the extent identified in Section 3 below and the attached Schedule 3 as updated in accordance with
Section 3. Except as to the Assumed Liabilities and Purchaser's Obligations (as hereafter defined) to be assumed by Purchaser pursuant to Section 3 below, Seller and Shareholder jointly and severally agree to pay any debts or liabilities which result in the attachment, after the Closing Date, of any lien or encumbrance to the Purchased Assets, and will, subject to the terms and conditions set forth in Section 18 below, indemnify and hold Purchaser harmless from all such debts and liabilities. The parties acknowledge that as of this date, Seller is indebted to Shareholder in the amount of One Million Eight Hundred Seventy-One Thousand Five Hundred Ninety-Seven and 97/100 ($1,871,597.97) Dollars. Except as otherwise expressly stated herein, Purchaser shall not assume any liabilities, obligations or commitments of any kind or nature with respect to any employee of Seller arising out of or relating to events occurring prior to the Closing Date.

                (b) Without limiting the terms of this Section 2, Seller specifically acknowledges and agrees that Purchaser is not assuming any of the indebtedness owed by Seller, as of the date of this Agreement, to Shareholder. Moreover, Shareholder, by way of a letter attached hereto as Exhibit "A", acknowledges and agrees that Purchaser shall have no obligation whatsoever for repayment of any of Seller's debt to Shareholder.

                (c)  Moreover,   Seller  specifically  acknowledges
and agrees that Purchaser is not assuming any of the indebtedness owed by Seller, as of the date of this Agreement, under a certain money purchase pension plan pursuant to the Internal Revenue Service letter dated October 25, 2000 as attached hereto as Exhibit "B" ("IRS Letter"); provided, however, Purchaser shall make periodic payments (not to exceed Two Hundred Fifty Thousand ($250,000) Dollars in the aggregate) to Seller in amounts equal to each installment due pursuant to the IRS Letter, within fourteen  (14) days of the date  Seller's  payment  under the money purchase pension plan is due pursuant to the IRS Letter. To permit Purchaser to assess, from time to time, the remaining balance due under the money purchase pension plan pursuant to the IRS Letter, Seller shall, so long as any sums remain due under the money purchase pension plan, furnish Purchaser on an annual basis commencing September 1, 2001 (or such other date as Purchaser may request in writing provided Purchaser affords Seller forty-five (45) days written notice of such other date) with a written report identifying the balance remaining under such money purchase pension plan, which written report shall be certified by Seller's chief financial officer. Notwithstanding the foregoing, Purchaser shall be permitted at any time, without penalty or premium, to make payment to Seller in such amount as
Seller may require to sooner retire Seller's obligation to the money purchase pension plan in full. Subject to Seller's receipt of the payments from Purchaser identified in this Section 2.1(c), Seller and Shareholder shall indemnify and hold harmless Purchaser and its respective shareholders, officers, directors, and successors and assigns from and against any losses, claims, suits, actions, assessments, fines, penalties, damages and expenses (including reasonable attorney fees) incurred or sustained by Purchaser and its respective shareholders, officers, directors, and successors and assigns as a result of Seller's failure to make payments to such money purchase pension plan in accordance with the IRS Letter. To secure performance of
Purchaser's obligations pursuant to this Section 2.1(c), Purchaser shall cause to be pledged to Seller membership interests of Purchaser on the terms as provided in Section 4 below.

           2.2 Notwithstanding anything to the contrary herein, Purchaser is not purchasing any claims, demands or rights of action Seller or any of its affiliates has or may have against Nippon Electric Corporation or any of its affiliates, nor is Purchaser assuming any liability of Seller to Nippon Electric Corporation.

      3.   Assumed Liabilities.

           (a)  Seller  and   Shareholder   agree  that   Purchaser
assumes no liabilities of Seller, whether accrued, absolute, contingent, known, unknown, or otherwise, except for the following liabilities which for purposes of this Agreement shall be referred to as "Assumed Liabilities": (i) those trade payables and other liabilities specifically identified on Schedule 3, and such changes in the amount of those and other trade payables and other liabilities that may be specified on an updated Schedule 3 which shall be delivered by Seller to Purchaser immediately before Closing, all of which are subject to the rights afforded Purchaser pursuant to Section 6.18 below; (ii) any executory obligations of Seller's continued performance arising in the ordinary course of business under any contracts and commitments identified on Schedule 3, as updated in accordance with this
Section 3, that are performable or payable on or after the Closing Date including, but not limited to, Seller's obligations under the Agreements, Licenses and as tenant under the lease of the Real Property with Vincent Palazzolo and Sara Palazzolo, as landlord, dated December 23, 1993, as amended ("Lease"); and
(iii) Seller's loan repayment obligations to its lender, Wells Fargo Business Credit, calculated as of the Closing Date as more specifically identified in Schedule 3, as updated in accordance with this Section 3.

           (b) Notwithstanding anything in this Agreement to the contrary, Purchaser shall be solely responsible for all liabilities, obligations and commitments of any kind or nature arising out of or relating to the operation or conduct on or after the Closing Date of the Purchased Assets or the Business, and Purchaser shall be solely responsible for all liabilities, obligations and commitments of any kind or nature with respect to any employee of Purchaser arising out of or relating to events occurring after the Closing Date ("Purchaser's Obligations").

      4.   Purchase Price; Terms.

           4.1  Purchase  Price.  In  addition  to  payments  under
Section 4.3 below, Purchaser shall pay to Seller, and Seller shall accept as the total purchase price for the Purchased Assets of Seller's Business, Three Hundred Thousand ($300,000) Dollars to be paid to Seller in immediately available cash or bank funds on or by December 15, 2001 in accordance with the terms and conditions of that certain promissory note attached hereto as Exhibit "C" and Purchaser's assumption of the Assumed Liabilities and Purchaser's Obligations identified in Section 3 above ("Purchase Price").

           4.2  Membership Interest Assignment.     To       secure
Purchaser's  payment of the Purchase  Price  identified  in Section
4.1 above, Purchaser's obligations under Section 4.3 below and Purchaser's obligation to make the installment payments due under
Section 2.1 above (collectively "Purchaser's Secured Obligations"), Purchaser shall cause to be pledged to Seller at Closing membership interests of Purchaser representing forty-nine percent (49%) of the issued and outstanding membership interests of Purchaser ("Membership Interests") which Membership Interests shall remain non-certificated and shall be subject to a first priority security interest granted in Seller pending Purchaser's payment of Purchaser's Secured Obligations, all in accordance with the terms and conditions of the Membership Interest Pledge Agreement attached hereto as Exhibit "D".

           4.3  Earn-Out.

                (a) In addition to the Purchase Price, for each of the twenty-four (24) calendar quarters concluded immediately following the Closing Date (the entire twenty-four (24) calendar quarter period, "Earn-Out Period"), Purchaser shall make payments ("Earn-Out Payments") to Seller equal to five percent (5%) of Purchaser's gross sales in excess of Seller's "Sales Threshold" (as that term is used in the following table) for each such quarter in accordance with the following table:

                     Sales         Cumulative
 Year   Quarter    Threshold          Cap
 ----   -------  -------------   -------------
   1       1st   $   2,000,000   $      75,000

           2nd       2,000,000         150,000

           3rd       2,000,000         225,000

           4th       2,000,000         300,000

   2       5th   $   2,250,000   $     387,500

           6th       2,250,000         475,000

           7th       2,250,000         562,500

           8th       2,250,000         650,000

   3       9th   $   2,500,000   $     750,000

          10th       2,500,000         850,000

          11th       2,500,000         950,000

          12th       2,500,000       1,050,000

   4      13th   $   2,750,000   $   1,162,500

          14th       2,750,000       1,275,000

          15th       2,750,000       1,387,500

          16th       2,750,000       1,500,000

   5      17th   $   3,000,000   $   1,625,000

          18th       3,000,000       1,750,000

          19th       3,000,000       1,875,000

          20th       3,000,000       2,000,000

   6      21st   $   3,250,000   $   2,137,500

          22nd       3,250,000       2,275,000

          23rd       3,250,000       2,412,500

          24th       3,250,000       2,550,000

                (b) Earn-Out Payments, whether quarterly or cumulative, will be capped quarterly at the maximum value as indicated above such that the total Earn-Out Payments paid to Seller shall at no time exceed the applicable Cumulative Cap in any given quarter. Seller's rights to Earn-Out Payments are cumulative such that any amounts that would have been included in an Earn-Out Payment but for the operation of the applicable Cumulative Cap shall be payable and included in the next Earn-Out Payment in the succeeding quarter (and each succeeding quarter thereafter during the Earn-Out Period until paid) to the extent such amounts do not exceed the Cumulative Cap for such succeeding quarter. In no event shall the total Earn-Out Payments to Seller hereunder exceed Two Million Five Hundred Fifty Thousand ($2,550,000) Dollars ("Maximum Earn-Out Payment"), nor will any Earn-Out Payments accrue to Seller after the expiration of the Earn-Out Period.

                (c) Earn-Out Payments to Seller shall be made quarterly within ninety (90) days following the close of each of the twenty-four (24) calendar quarters of the Earn-Out Period. If Purchaser fails to make an Earn-Out Payment within such 90-day period, from the due date and for so long as the Earn-Out Payment is not received by Seller, the amount owed for such Earn-Out
Payment shall bear interest at a rate per annum of two (2) percentage points above the prime rate, payable monthly in arrears, until such Earn-Out Payment (and any associated interest)  shall  have  been  paid  to  Seller.  Interest  paid  to
Seller under this Section 4.3(c) shall not constitute Earn-Out Payments for purposes of the Maximum Earn-Out Payment. Further, in the event Purchaser fails to make an Earn-Out Payment in accordance with Sections 4.3(a) and (b) within said ninety (90) day period, Purchaser shall be deemed to have waived all defenses, counterclaims and offsets (except as otherwise permitted under Section 18.4 below) to Seller's efforts to collect such unpaid Earn-Out Payment, and the parties agree that, notwithstanding the arbitration provision contained in Section 26 below, Seller may pursue any claims for the unpaid Earn Out Payment in any court of competent jurisdiction.

                (d) At all times during the Earn-Out Period except as provided later in Section 4.3(d) as to Ideal and in
Section  4.3(f)  as  to  the  Trilogy  Business,  Purchaser  shall:
(i) operate as a stand-alone business; (ii) retain full ownership of, and direct control over, the operation or use of the Purchased Assets; (iii) retain full beneficial right and interest in and to the Business, including, without limitation, any sales Purchaser makes to the customers identified on Schedule 4.3(d) and all sales in connection with Box Build products, Printed Circuit Board Assemblies, Point of Display Devices and Portal/Kiosk products (whether by Purchaser, Trilogy, or any of their respective current or future affiliates); and (iv) exercise reasonable, good faith efforts to maximize Purchaser's gross sales and revenues. However, it shall not be a violation of this
Agreement if Ideal Technologies, L.L.C., a Michigan limited liability company ("Ideal"), in which Trilogy owns thirty-two percent (32%) of the issued and outstanding membership interests, makes sales that compete with the Business and the parties agree that no Earn-Out Payments shall be made to Seller as a result of any such sales by Ideal.

                (e) At all times during the Earn-Out Period, Trilogy shall exercise its best, good faith efforts to obtain and maximize Purchaser's gross sales and revenues; provided, however, such gross sales as may be procured by Trilogy or Purchaser need only be made by Purchaser if made pursuant to commercially reasonable terms and conditions. Further, at all times during the Earn-Out Period, except as otherwise permitted pursuant to Sections 4.3(f), Trilogy shall not sell or offer to sell products or services in competition with, or otherwise compete with Purchaser hereunder, and Trilogy shall further use its best efforts to prevent its affiliates and subsidiaries (other than Ideal) from selling or offering to sell products or services in competition with or otherwise competing with Purchaser.

                (f)  Trilogy  represents  and warrants that Trilogy
and its other affiliates' current business includes the following: (i) rear entertainment systems, and the production of position sensors for the high volume, low cost automotive market which applications include, but are not limited to, telescoping steering columns, seat recline angles, door positioning and memory positioning; (ii) logistics; (iii) potting, coating and sealing of products; (iv) design and engineering services as a stand alone product not included in a "Box Build"; and (v) software development as a stand alone product not included in a "Box Build". Trilogy also represents and warrants that its affiliate, Ideal, is engaged in general "Box Build" activities. All of the above is hereinafter referred to as the "Trilogy Business". Trilogy and its other affiliates intend to continue the Trilogy Business, and Seller shall not be entitled to any Earn Out Payments from revenue from the Trilogy Business.

                (g) Each Earn-Out Payment shall be certified by the chief financial officer of Purchaser as having been determined in good faith on the basis of GAAP and in accordance with any audited financial statements of Purchaser for the relevant calendar quarter, and accompanied by supporting calculations and copies of Purchaser's financial statements (including any audited statements) relating to such period and not previously provided to Seller. During the Earn-Out Period, Seller shall have the right, at Seller's expense, upon reasonable notice and during normal business hours (or such other time as the parties may mutually agree), to review all of Purchaser's books and records relating to Purchaser's business for the purpose of verifying Purchaser's compliance with the terms and conditions of this Section 4.3. Seller shall take all steps that are, in the aggregate, reasonably sufficient to ensure the confidentiality of all information obtained through any such review by Seller or its agents pursuant to this Section 4.3(g).

                (h) (i) In the event that Seller shall dispute an Earn-Out Payment, Seller shall have the right, at its own expense, to submit the matter to an accounting firm mutually acceptable to Seller and Purchaser, whose determination shall be final and binding on Seller and Purchaser, provided, that if the determination by such firm results in an increase in Purchaser's gross sales over the amount certified by Purchaser's chief financial officer of ten percent (10%) or greater, Purchaser shall be responsible for the fees and expenses of such firm in connection with such matter. (ii) In the event that Seller shall dispute an Earn-Out Payment, Seller shall have the right, at its own expense, to submit the matter to an accounting firm mutually acceptable to Seller and Purchaser, whose determination shall be final and binding on Seller and Purchaser, provided, that if the determination by such firm results in a decrease in Purchaser's gross sales over the amount certified by Purchaser's chief financial officer of ten percent (10%) or greater, Seller shall be responsible for the fees and expenses of such firm in connection with such matter. Any additional payment pursuant to this Section 4.3(h) shall be paid by or to Seller by wire transfer within ten (10) days after the accounting firm's determination thereof.

                (i)  From and after  the  Closing  Date,  and until
the expiration of the Earn-Out Period, in the event of (i) any consolidation or merger of Purchaser with or into any other entity (other than a merger or consolidation in which Purchaser is the surviving entity); (ii) any sale, transfer, lease or conveyance to any other entity of the Purchased Assets or other portion of the Business purchased by Purchaser; or (iii) any statutory exchange of securities or membership interests of
Purchaser with any other entity (each of the foregoing, a "Trigger Transaction"; and in each case, such other entity, the "Other Entity"), and as a condition precedent to the consummation of a Trigger Transaction, Purchaser shall assign this Agreement to the Other Entity, which assignment shall be subject to the prior written consent of Seller (which consent shall not be unreasonably withheld) and subject to the condition that the Other Entity assumes complete responsibility to discharge, pay, perform and otherwise satisfy timely and fully all of Purchaser's obligations to Seller and Shareholder under this Agreement; provided, however, in the event the total consideration for a Trigger Transaction ("Transaction Value") is greater than the sum of Purchaser's then existing debt (excluding any debt to affiliates or other related parties, except as a result of an arm's length transaction) and the contributed capital ("Net Proceeds"), Seller, at its option, may choose to receive the lesser of either (i) fifty percent (50%) of the Net Proceeds or
(ii) the  present  value  (based on the prime  rate) of the Maximum
Earn-Out Payment remaining under Section 4.3 of this Agreement (in either event, plus any interest due under Section 4.3(c)), in lieu of continuing Earn-Out Payments from the Other Entity. If the parties dispute the Transaction Value, or whether a debt resulted from an arm's length transaction, the dispute shall be resolved in arbitration in accordance with Section 26, except that  the  arbitrator  shall  be an  independent  certified  public accountant mutually selected by Purchaser and Seller ("Independent Accounting Firm"). The Independent Accounting Firm shall determine the fair market value of the transaction and whether the debt resulted from an arm's length transaction, which determinations shall constitute the Transaction Value and shall be binding on the parties and conclusive with regard to the Transaction Value. All costs and expenses for the services provided by the Independent Accounting Firm shall be shared equally by Seller and Purchaser.

      From and after the Closing Date, and until the expiration of the Earn-Out Period, the parties further agree that in the event of the liquidation, dissolution or winding up of Purchaser, Seller and Purchaser shall share equally on a fifty-fifty (50-50) basis in the net proceeds remaining after Purchaser's satisfaction of all allowed claims of creditors of Purchaser and return of all contributed capital up to Seller's receipt of the present value based on the prime rate of the Maximum Earn-Out.

      5.   Delivery  Free of  Encumbrances.  Seller  shall  deliver
good title to the Purchased Assets free and clear of all mortgages, liens, claims, demands, charges, options, equity interests, Licenses, leases, tenancies, easements, pledges, security interests, and other encumbrances ("Encumbrances"), except Permitted Encumbrances. "Permitted Encumbrances" shall mean all Encumbrances on the Purchased Assets identified on
Schedule 5 hereto and all other Encumbrances, the existence of which would not have a Material Adverse Effect (as defined below).

      6. Conditions Precedent to Purchaser's Obligations. Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by Purchaser) before or as of the Closing Date of each of the following conditions:

           6.1 Accuracy of Representations and Warranties. All representations and warranties contained herein are made by Seller and Shareholder jointly and severally. The representations and warranties of Seller and Shareholder contained in this Agreement and all related documents shall be true and correct in all material respects at, as of, and after the Closing Date as though such representations and warranties were made on that date.

           6.2 Performance of Covenants. Seller and Shareholder shall have performed and complied in all material respects with all covenants, agreements, and conditions that this Agreement, and all related documents, required to be performed or complied with before or on the Closing Date.

           6.3  Permits.   Purchaser   shall  have   received   all
permits identified on Schedule 6.3

           6.4 No Casualty. Prior to the Closing Date, Seller shall not have incurred or be threatened with, a material liability or casualty that would have a Material Adverse Effect. "Material Adverse Effect" shall mean an effect that is materially adverse to the value of the Purchased Assets taken as a whole or materially adverse to the business, financial condition or results of operations or business prospects of Purchaser taken as a whole, provided, however, that any effect identified on
Schedule 6.4 shall not constitute a Material Adverse Effect.


           6.5 Opinion of Counsel. Purchaser shall have received the favorable opinion of Seller's counsel dated the Closing Date and in substantially the form attached hereto as Exhibit "E".


           6.6 Instruments of Transfer. Seller shall have delivered to Purchaser all bills of sale, general instruments of transfer, conveyances, assurances, transfers, assignments, approvals, consents, and any other instruments and documents containing the usual and customary covenants and warranties of title that are consistent with this Agreement and that shall be convenient, necessary or reasonably required to effectively transfer the Purchased Assets to Purchaser with good title, free and clear of all Encumbrances except for Permitted Encumbrances.

           6.7 No Litigation. No action, suit, or proceeding, or investigation shall have been instituted against Seller before any court or governmental body, or instituted by any governmental agency, (a) to restrain or prevent the carrying out of the transactions contemplated by this Agreement or (b) that might affect Purchaser's right to own, operate and control the Purchased Assets after the Closing Date. All pending litigation of which Seller has Knowledge is fully described in the attached
Schedule 6.7, including the nature and amount of the claim, whether the Seller is plaintiff or defendant, the status of the litigation, the venue of such litigation, and the anticipated outcome of such litigation.

           6.8 Lien Searches. Purchaser shall have received UCC lien searches in form and content satisfactory to Purchaser.

           6.9 Consents. Seller and Purchaser shall have obtained, in writing, all consents necessary or desirable to consummate or to facilitate the consummation of this Agreement and any related transactions and shall have cooperated fully to obtain such consents. The consents shall be delivered to Purchaser before the Closing and shall be reasonably acceptable to Purchaser in form and substance.

           6.10 Environmental Investigation. Purchaser shall have received, or waived, at the cost and expense of Purchaser, a written phase I environmental site assessment and environmental audit, prepared by an independent, competent, and qualified engineer, that in its scope, form and substance is satisfactory to Purchaser. Purchaser shall also receive, at the cost and expense of Purchaser, any updates it deems necessary or appropriate.

           6.11 Conditional Tax Clearance. Seller shall have used its best efforts to have provided to Purchaser on or by the Closing Date a certificate of conditional tax clearance from the Revenue Commissioner of the State of Michigan showing that Seller has filed all tax returns and reports required to be filed before the Closing Date and that it has paid all taxes due.

           6.12 MESC Contribution Liability. Seller shall have provided to Purchaser a statement from the Commissioner of the Michigan Employment Security Commission certifying that Seller's contribution liability under Section 15(g) of the Michigan Employment Security Act has been completely fulfilled.


           6.13 Assignment of Lease. Seller shall have assigned to Purchaser all of Seller's interest, as tenant, under the Lease, and shall have cooperated in good faith with Purchaser to obtain the landlord's consent to such assignment, if necessary, and Landlord shall have accepted such assignment, all on substantially the terms as set forth in the Assignment of Lease attached hereto as Exhibit "F".


           6.14 Receivables. The accounts and other receivables reflected in Schedule 1.9 are the result of bona fide sales or other transactions. Except to the extent that a reserve against the possible uncollectibility of such accounts and other receivables has been established, all of the accounts and other receivables are fully collectible within one hundred twenty (120) days of the balance sheet date in accordance with Seller's ordinary practice and without resorting to legal proceedings.

           6.15 Employment Agreements. Seller shall have caused Cathy Johnson to have executed and delivered to Purchaser an Employment Agreement in substantially the form as attached hereto as Exhibit "G".

           6.16 Non-Competition Agreements. Seller and Shareholders shall, and shall have caused those shareholders, directors and executive personnel as may have been reasonably identified by Purchaser, to have executed and delivered to Purchaser Noncompetition Agreements in substantially the form as attached hereto as Exhibit "H". Seller shall have also assigned to Purchaser all of Seller's rights under a certain
Noncompetition Agreement dated May 6, 1997 as entered into between Seller and Peter G. VanHeusden.

           6.17 Inventory. Purchaser shall be reasonably satisfied, in its sole discretion, with the Inventory of Seller to be sold to Purchaser hereunder as reflected on the attached
Schedule 1.2, as such Schedule 1.2 is updated and delivered to Purchaser immediately prior to Closing pursuant to the pre-Closing inventory to be jointly conducted by Seller and Purchaser in accordance with Section 1.2.

           6.18 Satisfaction with Assumed Liabilities. Purchaser shall be satisfied, in its sole discretion, with the Assumed Liabilities as disclosed by Seller to Purchaser in the attached
Schedule 3 and any update to such Schedule 3 as may be delivered to Purchaser at the Closing in accordance with Section 3.

           6.19 Satisfaction with Schedules. The parties acknowledge and agree that Purchaser has not had a reasonable opportunity to review the schedules referred to and incorporated herein by reference. As such, notwithstanding the parties' execution and delivery of this Agreement, Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to Purchaser's determination, in its sole discretion, that the contents of all such schedules referred to and incorporated herein by reference are satisfactory in their entirety.

           6.20 Satisfaction with Exhibits. The parties acknowledge and agree that the parties have executed and delivered this Agreement although, as of this date, final written drafts of the exhibits referenced in this Agreement, which exhibits are to be attached hereto and incorporated herein by reference, have not been prepared and mutually agreed upon by the parties. As such, notwithstanding the parties' execution and delivery of this Agreement, Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to the preparation on or by the Closing Date of final drafts of the exhibits to this Agreements, the terms and conditions of which shall be satisfactory in their entirety to Purchaser, in its sole discretion.

           6.21 Other  Documents.  Purchaser  shall  have  received
such  other   documents  and   instruments  as  it  has  reasonably
requested.

      7. Conditions Precedent to Seller's Obligations. Seller's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions before or at the Closing Date:

           7.1 Accuracy of Representations and Warranties. All representations and warranties contained herein are made by Purchaser and Trilogy jointly and severally. The representations and warranties of Purchaser and Trilogy contained in this Agreement and all related documents shall be true and correct in all material respects at, as of, and after the Closing Date as though such representations and warranties were made on that date.

           7.2 Performance of Covenants. Prior to and at the Closing Date, Purchaser shall have performed and complied in all material respects with all covenants, agreements, and conditions that this Agreement, and all related documents , required to be performed or complied with before or on the Closing Date.

           7.3 Opinion of Counsel. Seller shall have received the favorable opinion of Purchaser's counsel dated the Closing Date and in substantially the form attached hereto as Exhibit "I".

           7.4 Assumption of Agreements. Seller shall have received such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Seller and Purchaser, as may be necessary to effect Seller's assignment to Purchaser and Purchaser's assumption of the Assumed Liabilities and Purchaser's Obligations, duly executed by Purchaser.

           7.5 Adequate Financing of Purchaser. Seller shall have determined to its satisfaction, in its sole discretion, that the total financing of Purchaser as of the Closing Date shall be as stated in Schedule 7.5, of which an amount equal to the Purchase Price shall be deposited by Purchaser into an escrow account to be held and ultimately disbursed pursuant to the terms of a certain escrow agreement to be executed and delivered by Purchaser in substantially the form as attached hereto as Exhibit "J".

           7.6 Satisfaction with Exhibits. The parties acknowledge and agree that the parties have executed and delivered this Agreement although, as of this date, final written drafts of the exhibits referenced in this Agreement, which exhibits are to be attached hereto and incorporated herein by reference, have not been prepared and mutually agreed upon by the parties. As such, notwithstanding the parties' execution and delivery of this Agreement, Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to the preparation on or by the Closing Date of final drafts of the exhibits to this Agreement, the terms and conditions of which shall be reasonably satisfactory in their entirety to Seller.

      8. Closing Date. The closing of the transactions contemplated in this Agreement ("Closing") shall take place or shall be deemed to have taken place at the office of Stark, Reagan & Finnerty, P.C. simultaneously with the parties' execution and delivery of this Agreement on such date as shall be mutually agreeable to the parties ("Closing Date") provided such closing shall take place no later than June 8, 2001 unless otherwise mutually agreed.

      9. Expenses; Prorations. The parties agree that the costs of federal, state, and local sales, use, excise and documentary stamp taxes and all other taxes, duties, or other like charges properly payable on and in connection with Seller's conveyance and transfer of the Purchased Assets to Purchaser shall be the sole responsibility of the party assessed such particular taxes or costs by the appropriate taxing authority, except for real estate taxes, personal property taxes and other Taxes included in the Assumed Liabilities and Purchaser's Obligations, which are the sole responsibility of Purchaser. Utility charges, refuse collection, and other service contracts assumed by Purchaser shall be prorated ratably as of the Closing Date. To the extent practicable, all such prorations shall be computed and paid as of the Closing Date, and to the extent not practicable, as soon as practicable thereafter.

      10.  Cooperation and Records Retention.

           10.1 Seller and Shareholder shall cooperate with and assist Purchaser with the transfer of the Purchased Assets under this Agreement and take all other reasonable actions (which actions shall not include the payment of money) to assure that the Business is transferred to Purchaser. From time to time after the Closing Date, Seller shall at the request of Purchaser, execute and deliver such additional conveyances, transfers,
documents,      instruments,       assignments,       applications,
certifications, papers, and other assurances that Purchaser reasonably requests as necessary, appropriate, convenient, useful, or desirable to effectively carry out the intent of this Agreement and to transfer the Purchased Assets to Purchaser.

           10.2 From and after the Closing Date, Seller and Purchaser shall, with respect to the Purchased Assets, Assumed Liabilities, Purchaser's Obligations and the Business, (i) each provide the other with such assistance as may reasonably be requested by the other in connection with the preparation of any tax return, audit or examination proceedings or determination relating to liability for Taxes (as defined in Section 11.15),
(ii) each retain and provide the other with any records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period.

           10.3 Purchaser will retain all books and records included in the Purchased Assets and make the same reasonably available after the Closing Date for inspection and copying by Seller, at Seller's expense, during the normal business hours of Purchaser, upon reasonable request and upon reasonable notice.

      11. Representations and Warranties of Seller. As of the date of this Agreement and as of the Closing, Seller and Shareholder represent and warrant to Purchaser, and acknowledge and confirm, that Purchaser is relying on these representations and warranties in entering into this Agreement:

           11.1 Organization and Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and Seller has all requisite power and authority (corporate and otherwise) to own its properties and conduct its business as it is now being conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. Except as set forth in Schedule 11.1, Seller has not used or assumed any other name in connection with the conduct of its business since May 30, 1997.

           11.2 Authorization. Seller has all requisite power and authority (corporate and otherwise) (a) to execute, deliver, and perform this Agreement and (b) to consummate the transactions contemplated under this Agreement. Seller has taken all necessary corporate action (including the approval of its board of directors and shareholders) to approve the execution, delivery, and performance of this Agreement and all related documents and instruments delivered by it and the consummation of the transactions contemplated in this Agreement. Seller has duly executed and delivered this Agreement. This Agreement, when executed and delivered by the parties, will be, legal, valid, and binding obligations of Seller, enforceable against it in accordance with this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

           11.3 Receivables. The accounts and other receivables reflected in Schedule 11.3 are the result of bona fide sales or other transactions. Except to the extent that a reserve against the possible uncollectibility of such accounts and other receivables has been established, all of such accounts and other receivables are fully collectible within one hundred twenty (120) days of the balance sheet date in accordance with Seller's ordinary practice and without resorting to legal proceedings.

           11.4 Existing Agreements and Governmental Approvals.

                (a) Except as identified on Schedule 11.4(a), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by them: (i) do not violate any provisions of law applicable to Seller, the Business, the Purchased Assets, or the Real Property; (ii) do not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) Seller's Articles of Incorporation or Bylaws, or any material indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Seller is a party; and
(iii) do not result in the creation of any Encumbrance on any of Seller's properties, assets, or Business (including, without limitation, the Purchased Assets).

                (b) To Seller's Knowledge, except as identified on Schedule 11.4(b), no approval, authority, or consent of, or filing by, Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary (i) to authorize the execution and delivery of this Agreement; (ii) to authorize the consummation of the transactions contemplated by this Agreement; or (iii) to continue Purchaser's use and operation of the Purchased Assets after the Closing Date. For purposes of this Agreement, "Knowledge" or "Seller's Knowledge" means the actual knowledge of those officers of Seller identified on the attached Schedule 11.4(b) after due inquiry.

           11.5 No Subsidiaries Seller does not have any subsidiaries or directly or indirectly own any interest or have any investment in any other corporation, partnership, or other entity.

           11.6 No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties is pending or threatened. Seller has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

           11.7 Permits and Licenses. Seller has all necessary permits, certificates, Licenses, approvals, consents, and other authorizations required to carry on and conduct the Business and to own, lease, use, and operate the Purchased Assets at the places and in the manner in which the Business is presently conducted, except for such authorizations, the absence of which would not have a Material Adverse Effect, all of which to the extent transferable shall be transferred or assigned to Purchaser at the Closing, without expense to Purchaser.

           11.8 Financial Statements. Seller has delivered to Purchaser the financial statements which are attached hereto as Exhibit "K" and made a part hereof ("Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, do fairly and accurately present Seller's financial position as of the dates indicated and the results of its operations as of the dates indicated and for the periods covered thereby, and in all material respects. All Taxes (as defined in Section 11.15) due or paid are timely reflected in the Financial Statements, and all Taxes not yet due and payable are fully accrued or otherwise provided for. Any items of income or expense that are unusual or of a nonrecurring nature during any such period or at any such balance sheet date are separately disclosed in the Financial Statements. Seller's books, records, and work papers are complete and correct; have been maintained on an accrual basis in accordance with GAAP; and accurately reflect the basis for the financial condition and the results of Seller's operations that are set forth in the Financial Statements.


           11.9 Conduct  of   Business.   Except  as  disclosed  on
Schedule 11.9, since March 30, 2001 Seller has not:

                (a) Declared or paid any dividend or made any other payment from capital or surplus or other distribution of any nature, or directly or indirectly redeemed, purchased, or otherwise acquired, recapitalized, or reclassified any of its capital stock.

                (b)  Merged or consolidated with any other entity.

                (c)  Altered   or   amended    its    Articles   of
Incorporation or Bylaws.

                (d) Entered into, materially amended, or terminated any contract, license, lease, commitment, or permit, except in the ordinary course of business consistent with past practices.

                (e)  Experienced any labor disturbance.

                (f) Incurred or become subject to any obligation or liability (absolute, accrued, contingent, or otherwise), except (i) in the ordinary course of business consistent with past practices and (ii) in connection with the performance of this Agreement.

                (g) Discharged or satisfied any Encumbrance or paid or satisfied any obligation or liability (absolute, accrued, contingent, or otherwise) other than (i) liabilities shown or reflected in Seller's Financial Statements or (ii) liabilities incurred since the date of the balance sheet, in each case only in the ordinary course of business consistent with past practices and in accordance with the express terms of such obligation or liability, none of which liabilities would have a Material Adverse Effect.

                (h)  Mortgaged,   pledged,   or  subjected  to  any
Encumbrance   (other  than  Permitted   Encumbrances)  any  of  the
Purchased Assets.

                (i) Sold, transferred, or agreed to sell or transfer any asset, property, or business; cancelled or agreed to cancel any debt or claim; or waived any right, except in the ordinary course of business consistent with past practices.

                (j)  Disposed   of  or   permitted   to  lapse  any
Intellectual Property.

                (k) Granted any increase in employee rates of pay or any increases in salary payable or to become payable to any officer, employee, consultant, or agent, or by means of any bonus or pension plan, contract, or other commitment increased the compensation of any officer, director, employee, consultant, or agent, or hired any new officer, employee, consultant, or agent.

                (l)  Made or  authorized  any capital  expenditures
for  additions  to  plant  or  equipment   accounts  in  excess  of
Twenty-Five Thousand ($25,000) Dollars.

                (m) Entered into any transaction (including, without limitation, any contract or other arrangement providing for employment, furnishing of services, rental of real or personal property, or otherwise requiring payments) with any shareholder, officer, or director of Seller; any member of their immediate families; or any of their affiliates.

                (n) Experienced any material damage, destruction, or loss (whether or not covered by insurance) affecting its properties, assets, Business, the Purchased Assets or the Real Property.

                (o) Failed to regularly maintain and repair the Purchased Assets or the Real Property in the ordinary course of business consistent with past practices.

                (p) Instituted or settled any litigation, action, or proceeding before any court or governmental body relating to it or its property.

                (q) Made any change in any method of accounting or any accounting practice or suffered any deterioration in accounting controls.

                (r) Varied, cancelled, or allowed to expire any insurance coverage.

                (s) Made any payment or other distribution or disbursement of moneys or property to or on behalf of any officer, director, or Shareholder, or any affiliate, other than for payment of compensation or reimbursement of expenses in accordance with past practices.

                (t) Entered into any other transaction other than in the ordinary course of business consistent with past practices.

                (u)  Agreed   or   committed   to  do  any  of  the
foregoing.

           11.10 No Adverse Changes. Since March 30, 001 there has not been any occurrence, condition, or development that would have a Material Adverse Effect.


           11.11 Employees. There is not now, nor has there been at any time since May 30, 1997 any strike, lockout, grievance, other labor dispute, or trouble of any nature pending or, to Seller's Knowledge, threatened against Seller or that in any manner affects Seller, which would have a Material Adverse Effect. Seller is and has been in compliance with all rules regulating employee wages and hours, and all payroll, and payroll taxes, have been fully paid and accounted for.

           11.12    Employee Benefit Plans.

                (a) Schedule 11.12 contains a true and complete list of all plans, contracts, programs, and arrangements concerning employee benefits (including, but not limited to, collective bargaining agreements, pensions, bonuses, deferred compensation, retirement, severance, hospitalization, insurance, salary continuation, and other employee benefit plans, programs, or arrangements) maintained currently or at any time since May 30, 1997 by Seller or under which Seller has had any obligations with respect to an employee of Seller ("Plans").

                (b) Except as referenced in Exhibit "B", with respect to each employee pension benefit plan identified in
Schedule 11.12, (i) each employee pension benefit plan, as defined in Section 3(2) of ERISA, and its related trust ("Pension Plan and Trust") now meet, and since their inception have met, the requirements for qualification under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended ("Code"), and are now, and since their inception have been, exempt from taxation under Section 501(a) of the Code, and the Internal Revenue Service (the "IRS") has issued a current favorable determination letter with respect to the qualified status of each Pension Plan and Trust and has not taken any action to revoke such letter; (ii) Seller has performed all obligations required to be performed by it under the Plans (including, but not limited to, the making of all contributions) and is not in default under and has no knowledge of any default by any other party to the Plans; (iii) Seller is in compliance with the requirements of all statutes, orders, and governmental rules and regulations applicable to such Plans, including, but not limited to, ERISA and the Code; (iv) neither Seller nor, to Seller's Knowledge, any other disqualified person or party in interest, within the meaning of Section 4975 of the Code or Section 3(14) of ERISA, has engaged in any prohibited transaction, as this term is defined in Section 4975 of the Code or Section 406 of ERISA, that could, following the Closing Date, subject any Plan (or its related trust), Purchaser, Seller, or any officer, director or employee of Purchaser or Seller, to any tax or penalty imposed under the Code or ERISA; (v) there are no actions or claims pending (other than routine claims for benefits) or, to Seller's Knowledge, threatened against any Plan or against the assets of any Plan; (vi) no Plan is subject to Part 3 of Title I of ERISA,
Section 412 of the Code, or Title IV of ERISA; (vii) each Plan's plan official, as defined in Section 412 of ERISA is bonded to the extent required by Section 412; (viii) no proceeding has been initiated to terminate any Plan; any such termination will not subject Seller or Purchaser to liability to any person; (ix) no Plan is a multiemployer plan, as defined in Section 3(37) of ERISA; (x) no retiree benefits are payable under any employee welfare benefit plan ("Welfare Plan"), as this term is defined in
Section 3(1) of ERISA; and (xi) each Welfare Plan that is a group health plan within the meaning of Section 5000 of the Code complies with and in each case has complied with the applicable requirements of Sections 601 and 608 of ERISA, Section 162(k) of the Code through December 31, 1988), and Section 4980B of the Code (commencing January 1, 1989).

           11.13 Material Contracts. Except as specifically set forth in Schedule 11.13, Seller is not a party to nor bound by any agreement or commitment that materially affects the Business, the Purchased Assets, or the Real Property, including, but not limited to, any agreements or commitments obligating Seller to purchase or acquire materials and supplies from any designated sources. All material contracts and commitments are valid and binding obligations of the parties thereto in accordance with their respective terms. Except as set forth on Schedule 11.13, to Seller's Knowledge, no default or alleged default exists on the part of Seller nor on the part of any other party, under any of the contracts and commitments, except for such defaults that would not have a Material Adverse Effect. True and complete
copies  of  all  material   contracts  and  commitments  have  been
delivered to Purchaser.

           11.14 Title to Purchased Assets. Except for those items of personal property which are leased by Seller and which are specifically identified in Schedule 11.14, Seller is the sole and absolute owner of the Purchased Assets and has good title to all of the Purchased Assets, free and clear of any and all Encumbrances except for Permitted Encumbrances. True and complete copies of all leases for those items of personal property identified in Schedule 11.14 have been delivered to Purchaser.

           11.15 Taxes.

                (a) For the purpose of this Agreement, Tax or Taxes shall mean all federal, state, county, local, and other taxes (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments), and include interest, in addition to tax, and penalties.

                (b) Except as set forth in Schedule 11.15(b), Seller has filed on a timely basis all tax returns it is required to file under federal, state, or local law and has paid or established an adequate reserve with respect to all Taxes for the periods covered by such returns; no agreements have been made by or on behalf of Seller for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes; Seller and its officers have received no notice of any pending or threatened audit by the IRS or any state or local agency related to Seller's tax returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against Seller; and there are no federal, state, or local tax liens outstanding against any of Seller's assets (including, without limitation, the Purchased Assets) or the Business.

                (c) Pursuant to MCLA 205.27a, MSA 7.657(27a), 1986 PA 58, Section 27a, Seller waives all confidentiality regarding any Taxes that are payable to the State of Michigan and agrees that the Revenue Commissioner of the State of Michigan may release to Purchaser Seller's known Tax liability. Seller agrees to execute any separate waivers of confidentiality that Purchaser or the Revenue Commissioner might require to implement the terms of this paragraph.

                (d) The information contained on the Michigan Employment Security Commission Form 1027, Business Transferor's Notice to Transferee of Unemployment Tax Liability and Rate, is correct and complete.] [subject to review by tax attorney]

           11.16 Litigation.   Except  as  disclosed  on  Schedule
11.16, there are no criminal investigations pending and to Seller's Knowledge, there are no claims, disputes, actions, suits, proceedings, or non-criminal investigations pending or threatened against or affecting Seller, the Business, the Purchased Assets, or the Real Property, which, individually or in the aggregate would have a Material Adverse Effect or materially impair or delay the ability of Seller to effect the Closing, or materially impair or delay the ability of Purchaser to operate the Business.

           11.17 Product Liability. To Seller's Knowledge, no defect or deficiency exists in any of the products manufactured or sold by Seller, or in any finished Inventory, that give rise to any liabilities or claims for breach of warranty, product liability, or similar liabilities or claims.

           11.18 Compliance  with  Laws.  Except  as  set  forth on
Schedule 11.18, the Business currently is being conducted in compliance in all material respects with all laws, orders, regulations, rules, decrees, and ordinances material to the conduct of the Business and currently in effect; it being understood that nothing in this representation is intended to address any compliance issue that is the subject of any other representation or warranty in this Agreement.

           11.19 No Brokers. Seller has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement.


           11.20 Intellectual Property. Schedule 11.20 lists all registered Intellectual Property of Seller that Seller directly or indirectly owns, Licenses, uses, requires for use, or controls in whole or in part and all Licenses and other agreements allowing Seller to use the intellectual property of third parties. Except as listed in the attached Schedule 11.20, Seller does not own, directly or indirectly, or use any patents, copyrights, trademarks, or service marks in the Business. Except as set forth in Schedule 11.20, Seller is the sole and exclusive owner of the Intellectual Property, free and clear of all
Encumbrances. Except as set forth on Schedule 11.20, none of Seller's Intellectual Property infringes on any other person's intellectual property and no activity of any other person infringes on any of the Intellectual Property except where such infringements would not have a Material Adverse Effect. Except as set forth in Schedule 11.20, Seller does not require a license or other proprietary right to so operate the Business, except for licenses or other rights the absence of which would not have a Material Adverse Effect. Seller's manufacturing and engineering drawings, process sheets, specifications, bills of material, trade secrets, "know-how", and the like data are in such form and of such quality that they can, following the Closing Date, be used in the process of designing, producing, manufacturing, assembling, and selling the products, conducting the Business and providing the services previously provided by Seller so that such products and services meet applicable specifications and conform with the quality standards Seller previously met or was required to meet.

           11.21 Environmental Matters.

                (a)  The  following  terms  used  in  this  Section
11.21 have the meanings set forth below:

                     (i)  "Environmental  Laws" means the (A) Toxic
Substances Control Act, 15 USC 2601 et seq.; (B) National Historic Preservation Act, 16 USC 470 et seq.; (C) Coastal Zone Management Act of 1972, 16 USC 1451 et seq.; (D) Rivers and Harbors Appropriation Act of 1899, 33 USC 401 et seq.; (E) Clean Water Act, 33 USC 1251 et seq.; (F) Flood Disaster Protection Act of 1973, 42 USC 4001 et seq.; (G) National Environmental Policy Act of 1969, 42 USC 4321 et seq.; (H) Resource Conservation and Recovery Act of 1976 (RCRA), 42 USC 6901 et seq.; (I) Clean Air
Act, 42 USC 7401 et seq.; (J) Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 USC 9601 et seq.; (K) Hazardous Materials Transportation Act, 49 USC 1801 et seq.; (L) Safe Drinking Water Act, 42 USC 300f et seq.; (M) Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq.; (N) Federal Insecticide, Fungicide, and Rodenticide Act, 7 USC 136 et seq.; (O) Occupational Safety and Health Act, 29 USC 651 et seq.; and all other federal, state, county, municipal and local, foreign, and other statutes, laws, regulations, and ordinances that relate to or deal with protection of human health or the environment, all as may be amended from time to time.

                     (ii) "Hazardous Substances(s)" means (A) any flammable or combustible substance, explosive, radioactive material, hazardous waste, toxic substance, pollutant, contaminant, or any related materials or substances identified in or regulated by any of the Environmental Laws; and (B) asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde, chemicals and chemical wastes, explosives, known carcinogens, petroleum products and by-products (including fractions thereof), and radon.

                     (iii) "Property" means any parcel of real estate now or previously owned, leased, or operated by Seller or in which Seller has or had any interest, including the Real Property.

                (b)  To Seller's Knowledge,  except as described in
Schedule 11.21, (i) Seller is now and has at all times been in full compliance with all Environmental Laws, other than non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) there are no substances or conditions in or on the Property that may support a claim or cause of action against Seller or Purchaser under any Environmental Laws; (iii) there are not, and never have been, any underground storage tanks located in or under the Property; (iv) neither Seller nor its directors, officers, employees, or agents have generated or transported any Hazardous Substances at any time that have been transported to or disposed of in any landfill or other facility where the transportation or disposal could create liability to any unit of government or any third party.

                (c) To Seller's Knowledge, no activity has been undertaken on the Property that would cause or contribute to (i) the Property becoming a treatment, storage or disposal facility within the meaning of any Environmental Laws; (ii) a release or threatened release of any Hazardous Substances; or (iii) the discharge of pollutants or effluents into any water source or system or into the air, or the dredging or filling of any waters, where such action would require a permit under any Environmental Laws. Seller has obtained all permits required by all applicable Environmental Laws, and all such permits are in full force and effect.

                (d)  Seller  has   disclosed   and   delivered   to
Purchaser all environmental reports and investigations that it has ever obtained or ordered with respect to the Property.


           11.22 Insurance. All insurance policies covering Seller's real and personal property or providing for business interruption, personal and product liability coverage, and other insurance are described in Schedule 11.22 (which specifies the insurer, policy number, type of insurance, and any pending claims). Such insurance is in amounts Seller deems sufficient with respect to its assets, properties, business, operations, products, and services as the same are presently owned or conducted, and all such policies are in full force and effect and the premiums have been paid. There are no claims, actions, suits, or proceedings arising out of or based on any of these insurance policies, and no basis for any such claim, action, suit, or proceeding exists. Seller is not in default with respect to any provisions contained in any such insurance policies and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

           11.23 No Sale. Since March 30, 2001 through the Closing Date, Seller shall not (a) issue any shares of capital stock, (b) sell (other than in the ordinary course of business and for full value) or grant a lien against any of the Purchased Assets or the Real Property, or (c) in any manner assist its shareholders in any sale or transfer of any shares of Seller's capital stock that will occur during such period.

           11.24 Disclosure. The parties hereto agree the disclosure by Seller of information to Purchaser under any section of, or schedule or exhibit to, this Agreement shall constitute full disclosure for purposes of any other section of, or schedule or exhibit to, this Agreement.

      12. Purchaser's Representations and Warranties As of the date of this Agreement and as of the Closing, Purchaser and Trilogy represent and warrant to Seller and Shareholder as follows and acknowledge and confirm that Seller and Shareholder are relying on these representations and warranties in entering into this Agreement:

           12.1 Standing. Purchaser shall, as of the Closing Date, be duly organized, validly existing and in good standing under the laws of the State of Michigan and shall have all the requisite power and authority to own properties and conduct business within the State of Michigan.

           12.2 Authorization Purchaser shall have the corporate or limited liability company power and authority and all licenses, authorizations and permits required by governmental or other authorities, to own, lease, and operate its properties and assets and to carry on its business and to execute, deliver and perform this Agreement and the other documents required to be executed in connection with this Agreement, and the execution, delivery and performance by Purchaser of this Agreement and the other agreements and documents executed or to be executed in connection with this Agreement shall be duly authorized, executed and delivered by Purchaser and no other proceedings on the part of Purchaser are necessary to authorize this Agreement and the agreements and instruments entered into by Purchaser in connection herewith or to consummate and perform the transactions and the agreements and instruments entered into herewith. This Agreement and the agreements and instruments entered into by
Purchaser in connection herewith shall constitute valid and binding agreements enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws and subject to general principles of equity.

           12.3 No Breach. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby will not constitute a default under, or permit the termination or the acceleration of maturity or performance of, (a) any provision of the Articles of Incorporation, Articles of Organization, Bylaws or Operating
Agreement, as the case may be, of Purchaser; (b) any law, statute, rule or regulation or order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body to which Purchaser or its respective properties are subject; or (c) any material note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement to which Purchaser is a party, by which Purchaser is bound, or to which any of its assets or properties are subject.

           12.4 Financing of Purchaser. The total financing of Purchaser as of the Closing Date shall be as stated in Schedule 7.5, which amount shall be sufficient for Purchaser to consummate the transactions contemplated by this Agreement.

      13.  Employees.  Except to the extent  otherwise  provided in
Section 6.15, Seller shall terminate the employment of all its employees as of the Closing Date. Purchaser shall have no obligation to hire any of Seller's employees; provided, however, Purchaser shall be free to negotiate with and hire any of Seller's employees, and Seller shall cooperate and encourage such employees to accept employment with Purchaser. Seller shall be solely responsible and liable for any salary, wages, bonuses, commissions, accrued vacations, or sick-leave time; profit sharing or pension benefits; and any other compensation or benefits, as well as any actions or causes of action, including, but not limited to, unemployment compensation claims and workers' compensation claims and claims under the Americans with Disabilities Act, race, age, sex discrimination, sexual harassment and retaliation that any of its employees assert.

      14. Expenses. Each of the parties shall pay all of the costs that it incurs incident to the preparation, execution and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated, except that all such costs and all liabilities of Seller shall be paid by Seller and shall not be charged to the Business as an expense, except to the extent set forth in Section 3(c) above.

      15. Risk of Loss. The risk of loss or damage to the Purchased Assets from fire or other casualty or cause shall be on Seller at all times up to the Closing Date, and it shall be the responsibility of Seller to repair, or cause to be repaired, and to restore the property to the condition it was in before the loss or damage. The risk of loss or damage to the Purchased Assets from fire or other casualty or cause, and all responsibility to repair and restore the Purchased Assets, shall transfer to Purchaser at the Closing.

      16. Seller's Name. Seller agrees that from and after the Closing Date, Purchaser shall have the sole and exclusive right to use in or in connection with the conduct of any business the name "PG Design Electronics, Inc." or any variation or derivation thereof. As of the Closing Date, Seller shall deliver to
Purchaser an amendment to Seller's Articles of Incorporation which amendment shall change Seller's name to a name other than "PG Design Electronics, Inc." and which shall be filed by Purchaser with the States of Delaware and Michigan subsequent to the Closing Date.

      17.  Termination; Effect of Termination.

           17.1 Termination. This Agreement may be terminated at any time before the Closing Date as follows:

                (a) By mutual agreement of Seller and Purchaser in writing.

                (b) By Purchaser in the event Seller shall fail to fulfill those conditions precedent set forth in Section 6 above before or as of the Closing Date.

                (c) By Seller in the event Purchaser shall fail to fulfill the conditions precedent set forth in Section 7 above before or as of the Closing Date.

                (d) By either Seller or Purchaser in the event the closing does not occur on or before June 8, 2001.

                (e) By Seller and Shareholder, on the one hand, or Purchaser and Trilogy, on the other hand, if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and this breach, by its nature, cannot be cured on or before the Closing Date.

                (f) By Seller and Shareholder, on the one hand, or Purchaser and Trilogy, on the other hand, if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and this breach is not cured within ten (10) business days after the breaching party receives written notice of the breach from the other party.

           17.2 Effect of Termination. In the event of the termination of this Agreement before the Closing Date pursuant to
Section 17.1 above, this Agreement shall forthwith become void and have no effect except that no party shall be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement.

      18.  Indemnification.

           18.1 Indemnification by Seller. Seller and Shareholder shall jointly and severally defend, indemnify, and hold harmless Purchaser and its respective members, officers, directors, and successors and assigns of the foregoing, from and against any losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, compensatory damages, and expenses (including reasonable legal fees) (collectively, "Damages") incurred or sustained by Purchaser or any of its members, officers, directors or successors and assigns of the foregoing, directly or indirectly, in connection with or resulting from:

                (a)   Any  inaccuracy  in  any   representation   or
breach of any warranty of Seller or Shareholder contained in this Agreement relating to any act or event with respect to Seller or the operation of the Business arising prior to the Closing Date; or

                (b) Seller and Shareholder's breach or failure to perform or observe in full, or to have performed or observed in full, any covenant, agreement or condition to be performed or observed by Seller or Shareholder under this Agreement or any other agreement contemplated hereunder.

           18.2 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold harmless Seller and Shareholder, their affiliates and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assignees (collectively, "Seller Indemnified Parties") from, against, and in respect of all Damages imposed on, sustained, incurred or suffered by any of the Seller Indemnified Parties, directly or indirectly, arising out of or resulting from:

                (a)  Any  inaccuracy  in  any   representation   or
breach of any warranty of Purchaser contained in this Agreement;

                (b) Purchaser or any of its affiliates' breach or failure to perform or observe in full, or to have performed or observed in full, any covenant, agreement or condition to be performed or observed by Purchaser or its affiliates under this Agreement or any other agreement contemplated hereunder; or

                (c)  the   Assumed   Liabilities   or   Purchaser's
Obligations.

           18.3 Tender of Defense of Damages; Third Party Claims. Promptly upon receipt by Purchaser or any of the Seller Indemnified Parties (each an "Indemnified Party") or any of their shareholders, officers, directors, successors and assigns of a notice of a claim by a third party which may give rise to a claim for Damages, the Indemnified Party shall give prompt written notice thereof to Seller and Shareholder or Purchaser, as the case may be (in each case an "Indemnifying Party"). No failure or delay of the Indemnified Party in the performance of the foregoing shall relieve, reduce or otherwise affect the Indemnifying Party's obligations and liability to indemnify the
Indemnified Party or any of its shareholders, officers, directors, successors and assigns pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party's ability to defend against such claim for Damages. If the Indemnifying Party gives to the Indemnified Party or any of its shareholders, officers, directors, successors and assigns an agreement in writing, in a form reasonably satisfactory to the Indemnified Party's counsel, to defend such claim for Damages, the Indemnifying Party may, at its sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as Indemnifying Party, in their sole discretion, shall elect and Indemnified Party shall, at Indemnifying Party's cost and expense, execute such documents and take such steps as may be reasonably necessary in the opinion of counsel for
Indemnifying Party to enable Indemnifying Party to conduct the defense of such claim for Damages. If the Indemnifying Party fails or refuses to defend any claim for Damages, or fails to diligently pursue the defense of such claim, Indemnified Party shall have the right to undertake such defense and Indemnifying Party shall be liable for all such defense costs, including actual attorney fees incurred in connection therewith. Upon Indemnified Party's undertaking of such defense, Indemnifying Party may nevertheless, at its own expense, participate in the defense of such claim by Indemnified Party or any of its shareholders, officers, directors, successors and assigns and in any and all settlement negotiations relating thereto. In any and all events, Indemnifying Party shall have such access to the records and files of Indemnified Party relating to any claim for Damages as may be reasonably necessary to effectively defend or participate in the defense thereof. Without the prior written consent of Indemnified Party to the terms thereof, which consent shall not be unreasonably withheld, unless the parties have entered into an agreement pursuant to which Indemnifying Party will defend a claim, Indemnifying Party shall have no right to consent to any judgment or settlement of any such claim for Damages.

           18.4 Purchaser's Right of Offset. In the event Purchaser incurs any Damages, Purchaser may offset such Damages for which it is entitled to indemnification pursuant to Section
18.1 above against any Earn Out Payments that Purchaser has on hand and are or later may otherwise be due from Purchaser to Seller hereunder in accordance with the following procedures:

                (a) Purchaser shall deposit the full amount of Damages (not to exceed the amount of Earn Out Payments Purchaser then has on hand) it desires to offset against Earn-Out Payments ("Offset Amount") into a joint account established jointly by Purchaser and Seller, from which account no withdrawal shall be made except solely upon the signatures of an authorized officer of each of the Purchaser and Seller ("Joint Account").

                (b) Simultaneously with the deposit of the Offset Amount into the Joint Account, Purchaser shall provide Seller with written notice thereof and of the factual and legal basis for such claim of offset ("Offset Notice").

                (c) If Seller agrees with Purchaser's basis and calculation of the Offset Amount, Seller and Purchaser shall each cause an authorized officer to execute the necessary and appropriate instrument(s) to effectuate payment of the Offset Amount (and any interest accrued thereon) to Purchaser. If
Seller disagrees with Purchaser's basis or calculation of the Offset Amount (in whole or in part), and Seller and Purchaser cannot reach agreement on the appropriate amount of offset within thirty (30) days after Seller's receipt of the Offset Notice, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Section 26.

                (d) Upon final resolution under Section 26 of a dispute over the Offset Amount, Purchaser and Seller shall each cause an authorized officer to execute the necessary and appropriate instrument(s) to effectuate payment of the Offset Amount (or portions thereof), together with any interest accrued thereon (divided pro-rata based on each party's respective share of the Offset Amount) to either or both of Seller and Purchaser consistent with such final resolution, within fifteen (15) days after the entry of such final order or resolution.

      19.  Survival.

           19.1 Covenants All covenants and agreements of any party hereto set forth herein and the respective obligations to be performed under the terms hereto shall survive the Closing and remain in effect indefinitely (unless a specified period is otherwise set forth, in which event such specific period shall control).

           19.2 Representations      and      Warranties.       The
representations and warranties of Seller contained in this Agreement shall survive for a period of three (3) years after the Closing Date, except that (i) the representations and warranties in Section 11.15 with respect to Taxes shall survive until the expiration of the applicable statute of limitation, and (ii) the representations and warranties in Sections 11.1 and 11.2 shall have no expiration date and shall survive the Closing indefinitely. The representations and warranties of Purchaser contained in this Agreement shall have no expiration date and shall survive the Closing indefinitely. No action, claim or proceeding may be brought regarding the inaccuracy of a representation or warranty unless written notice thereof, setting forth in a reasonable detail the nature of such action, proceeding or claim and the amount or estimated amount thereof (which estimate shall not be conclusive of the final amount of such action, proceeding or claim), shall have been delivered to the party alleged to have made such inaccurate representation or warranty prior to the expiration of the applicable period set forth in this Section 19.2.

      20. Product Returns and Adjustments. Seller shall exclusively retain all obligations under written or implied warranties to repair or replace defective products which were manufactured by Seller prior to the Closing Date, and Seller shall indemnify and hold harmless Purchaser with respect thereto under the indemnification procedures set forth in Section 18. Purchaser shall exclusively have all obligations under all written or implied warranties to repair or replace defective products which are manufactured on or after the Closing Date, and Purchaser shall indemnify and hold harmless Seller with respect thereto under the indemnification procedures set forth in Section
18. Seller agrees that any products manufactured by Seller prior to the Closing Date, which are returned and require repairs under any warranties, may be returned to Purchaser for such repairs. Seller will reimburse Purchaser for the direct cost incurred in making those repairs plus fifteen percent (15%) of such cost, and Purchaser shall have the right to offset such costs from Earn Out Payments otherwise due Seller in the manner specified in Section 18 above should Seller fail or refuse to timely reimburse Purchaser in accordance with this Section 20.

      21. Integration. This Agreement, including the schedules and exhibits attached hereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous and contemporaneous negotiations, commitments and writings. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by each of the parties hereto or their duly authorized officers or representatives, successors or assigns. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provisions nor in any way to affect the validity of this Agreement or any part hereof or the rights of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

      22. Broker. The parties represent that none of them have retained a broker in connection with this transaction.

      23. Choice of Law. This Agreement shall be construed and the rights of the parties hereunder shall be governed by the laws of the State of Michigan.

      24. Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively, for convenience, called "Notice") in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing and may, unless otherwise in this Agreement expressly provided, be given or be served by depositing the same in the United States mail, postage paid, and registered or certified, and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by facsimile transmission, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Agreement, from and after the date it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall be as follows, or at the then current address of the parties as set forth in a written notice in compliance with this
Section:

      If to Purchaser:    Trilogy Electronics, L.L.C.
                          1731 Harmon Road
                          Auburn Hills, Michigan 48326
                          Attention:  Terrence W. Bishop

      With a copy to:     Thomas H. Finnerty, Esq.
                          Stark, Reagan & Finnerty, P.C.
                          1111 West Long Lake Road
                          Suite 202
                          Troy, Michigan 48098

      If to Seller:       PG Design Electronics, Inc.
                          48700 Structural Drive
                          Chesterfield, Michigan 48051
                          Attention:  General Counsel

      With a copy to:     Jenner & Block, LLC
                          One IBM Plaza
                          Suite 4000
                          Chicago, IL 60611
                          Attention:  Edward J. Neveril

      If to Shareholder:  Heartland Technology, Inc.
                          330 North Jefferson Court
                          Suite 305
                          Chicago, Illinois 60661
                          Attention:  General Counsel

      With a copy to:     Jenner & Block, LLC
                          One IBM Plaza
                          Suite 4000
                          Chicago, IL 60611
                          Attention:  Jerry J. Burgdoerfer

      If to Trilogy:      Trilogy Technologies, Inc.
                          1731 Harmon Road
                          Auburn Hills, Michigan 48362
                          Attention:  Terrence W. Bishop


      With a copy to:     Thomas H. Finnerty, Esq.
                          Stark, Reagan & Finnerty, P.C.
                          1111 West Long Lake Road
                          Suite 202
                          Troy, Michigan 48098

      25. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

      26. Arbitration. Any controversy or claim arising out of or related to this Agreement shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the arbitration award may be entered as a final judgment in any court of competent jurisdiction. Any arbitration proceeding initiated by Seller or Shareholder hereunder shall be held in Troy, Michigan. Any arbitration proceeding initiated by Purchaser or Trilogy hereunder shall be held in Chicago, Illinois.

      27. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative, and the assertion by a party of any right or remedy shall not preclude the assertion by such party of any other rights or the seeking of any other remedies.

      28. Assignment. No party to this Agreement shall assign this Agreement without the prior written consent of all the other parties hereto, whose consent shall not be unreasonably withheld.

      29. Guaranty. Trilogy, an affiliate of Purchaser, hereby unconditionally and irrevocably, guaranties the payment and performance of all of Purchaser's obligations under Sections 2.1(c), and 4.3 of this Agreement and to the creditors identified on the attached Schedule 29, to the extent Trilogy and any of its affiliates shall have received any cash or other consideration ("Benefit") (whether by dividend, royalty payment, contribution, management fees, intercompany agreement or otherwise) from Purchaser at any time on or after the Closing Date; provided, however, that if such Benefit arises from the furnishing or receipt of goods or services, the Benefit shall be net of the cost of such goods or services (not including any profit).

      30. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which shall be considered one instrument and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other by facsimile transmission, overnight/express mail or first class mail.

      In Witness Whereof, the parties have hereunto set their hands as of the date first above written.

Purchaser:                          Seller:
Trilogy Electronics, L.L.C.         PG Design Electronics, Inc.



By:                                 By:
   -----------------------------       ----------------------------
      Terrence W. Bishop
Its:  Authorized Member                   Its: Chairman


Shareholder:                        Trilogy:
Heartland Technology, Inc.          Trilogy Technologies, Inc.


By:                                 By:
   -----------------------------       ----------------------------

Its:                                Its:
    ----------------------------        ---------------------------




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